PERRY COUNTY FINANCIAL CORPORATION LETTERHEAD
                        14 North Jackson Street
                      Perryville, Missouri 63775
                           (573) 547-4581



                              December 22, 1997


Dear Fellow Stockholder:

      On behalf of the Board of Directors and management of Perry County
Financial Corporation (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 9:30 a.m., Perryville, Missouri time, on January 21, 1998 at the Walnut Room,
American Legion Hall, located at 98 Grand Avenue, Perryville, Missouri.

      An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. This year you are asked to vote on the election of two directors and the ratification of the appointment of Michael Trokey & Company, P.C. as the Company's auditors.
The Board has carefully considered each of these proposals and believes that their approval will enhance the ability of the Company to recruit and retain quality management. Accordingly, your Board of Directors unanimously recommends that you vote for each of the proposals.

      We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

      Your Board of Directors and management are committed to the continued success of Perry County Financial Corporation and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                   Sincerely yours,



                                   Leo J. Rozier
                                   President and Chief Executive Officer


                     PERRY COUNTY FINANCIAL CORPORATION
                           14 North Jackson Street
                        Perryville, Missouri  63775
                               (573) 547-4581

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To be Held on January 21, 1998


      Notice is hereby given that the Annual Meeting of Stockholders (the
"Meeting") of Perry County Financial Corporation (the "Company") will be held at
Walnut Room, American Legion Hall located at 98 Grand Avenue, Perryville,
Missouri, at 9:30 a.m., Perryville, Missouri time, on January 21, 1998.

      A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

      1. The election of two directors of the Company; and

      2. The ratification of the appointment of Michael Trokey & Company, P.C.
      as auditors for the Company for the fiscal year ended September 30, 1998;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 12, 1997,are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

      You are requested to complete and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                   By Order of the Board of Directors



                                   Leo J. Rozier
                                   President and Chief Executive Officer


Perryville, Missouri
December 22, 1997





IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM  AT THE MEETING.
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.


                            PROXY STATEMENT

                     PERRY COUNTY FINANCIAL CORPORATION
                           14 North Jackson Street
                     Perryville, Missouri  63775
                               (573) 547-4581

                       ANNUAL MEETING OF STOCKHOLDERS
                              January 21, 1998


      This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Perry County Financial Corporation (the
"Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at Walnut Room, American Legion Hall located at 98 Gand Avenue, Perryville, Missouri, on January 21, 1998 at 9:30 a.m., Perryville, Missouri time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about December 22, 1997. Certain of the information provided herein relates to Perry County Savings Bank, FSB (the "Bank"), a wholly owned subsidiary of the Company.

      At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors of the Company and a proposal to ratify the appointment of Michael Trokey & Company, P.C. as the Company's auditors for the fiscal year ending September 30, 1998.

Vote Required and Proxy Information

      All shares of Company common stock ("Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposals set forth in this Proxy
Statement. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

      Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of the shares voting on the matter shall be the act of the shareholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

      A proxy given pursuant to the solicitation may be revoked at any time before it is voted.  Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).  Any written notice revoking a proxy should be delivered to James K.
Young, Acting Secretary, Perry County Financial Corporation, 14 North Jackson
Street, Perryville, Missouri  63775.


Voting Securities and Principal Holders Thereof

      Stockholders of record as of the close of business on December 12, 1997, will be entitled to one vote for each share then held. As of that date, the Company had 827,897 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock, (ii) the Company's Chief Executive
Officer, and (iii) all directors and executive officers as a group.



Beneficial Owner                  Shares Beneficially Owned     Percent of Class

Perry County Financial                  67,959                        8.21%
Corporation Employee Stock
   Ownership Plan
14 North Jackson Street
Perryville, Missouri  63775(1)

Leo J. Rozier                           68,075                        8.22
President and Chief Executive
Officer
14 North Jackson Street
Perryville, Missouri  63775(2)

Jeffrey S. Halis                        85,500                       10.33
500 Park Avenue
Fifth Floor
New York, New York  10022(3)

First State Bancshares, Inc.            41,000                        4.95
201 East Columbia Street
Farmington, Missouri  63640(4)

Directors and executive officers of     98,693                       11.91
the Company and
 the Bank as a group
(5 persons)(2)

         _______________________
         (1)The amount reported represents shares held by the Employee Stock
            Ownership Plan ("ESOP"), 13,237 of which were allocated to accounts of participants.  First Bankers Trust Co., N.A., Quincy, Illinois,
            the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.  Pursuant to the terms of the ESOP, participants have the right to direct the voting of shares allocated to participant accounts.
         (2)Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individual or group members may be deemed to have sole voting and investment power.
         (3)The above information is as reported on Schedule 13D dated
            February 22, 1995.
         (4)The above information is as reported on Schedule 13G dated
            February 7, 1997, and does not include shares owned by affiliated parties.



                          I.  ELECTION OF DIRECTORS

General

      The Company's Board of Directors is currently composed of five members, each of whom is also a director of the Bank. Directors are generally elected to serve for three-year terms or until their respective successors are elected and qualified. The directors are divided into three classes, and approximately one-third of the directors are elected annually.

      The table below sets forth certain information, as of September 30, 1997, regarding the composition of the Company's Board of Directors, including each director's term of office. The entire Board of Directors acts as the nominating committee and has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below.
If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.



                                                                       Shares of
                                                                          Common Stock  Percent
                        Position(s) Held                Director  Term to  Beneficially     of
Name            Age(1)  In the Company                   Since(2) Expire   Owned (3)      Class

                                 NOMINEE
Leo J. Rozier     83    Chairman of the Board,
                        President and Chief
                        Executive Officer                 1947    2001   68,075          8.22%
Stephen C.
Rozier            46    Director, Assistant Vice
                        President and Assistant
                        Secretary                         1996    2001    3,183           .38

                        DIRECTORS CONTINUING IN OFFICE

James K. Young    75    Director, Secretary and
                        Acting Controller                 1972    1999    5,896           .71

Milton A. Vogel   72    Director                          1978    1999    7,396           .89

Thomas L. Hoeh    49    Director                          1995    2000   14,143          1.71


(1)   At September 30, 1997.
(2)   Includes service as a director of the Bank.
(3) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power.

      The principal occupation of each director of the Company is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

      Leo J. Rozier.  Mr. Rozier serves as Chairman of the Board, President and
Chief Executive Officer for the Company, a position he has held since its formation. Mr. Rozier has been associated with the Bank as its attorney since
1946 and was elected to the Board of Directors in 1947. Mr. Rozier served 4 1/2 years in the Missouri House of Representatives and 8 years in the Missouri State
Senate. He is a graduate of the University of Missouri Law School having received a Juris Doctor Degree. He served as President of the State Historical
Society of Missouri and is now a permanent Trustee.  Mr. Rozier is a retired
Colonel having served in the Infantry during World War II and subsequent thereto in the Judge Advocate General Corps. He was a member of the Advisory
Committee for the Redevelopment Plan for Downtown Perryville, Missouri 1990.
Mr. Rozier is the father of Stephen C. Rozier, the Company's Director, Assistant
Vice President and Assistant Secretary.

      Stephen C. Rozier.  Mr. Rozier serves as the Company's Director of the
Company since September 1996, filling the vacancy caused by the untimely death of Director Patricia E. Rozier. He is a 1974 graduate of Southeast Missouri
University, having received a B.S. degree in Secondary Education. After teaching in the Hannibal and Ft. Zumwalt School District for six years, he joined the Bank in 1980 and now serves as Assistant Vice President and Assistant
Secretary.

      James K. Young. Mr. Young has served as a Director of the Company since its formation and as a member of the Board of Directors of the Bank for 22 years. Mr. Young is retired and was a part Owner/Director of Young & Sons
Funeral Home located in Perryville, Missouri. He served on the Board of Directors for the Conservation Federation of Missouri and also served as its President and Vice President.


      Milton A. Vogel.  Mr. Vogel is a retired Owner/Operator of the Lawrence &
Moore Automobile Agency located in Perryville, Missouri. Mr. Vogel has served as a Director of the Company since its formation and of the Bank since 1978.

      Thomas L. Hoeh.  Mr. Hoeh has served as a Director of the Company since
June 1995. He is a graduate of the University of Missouri Law School having received a Juris Doctor Degree. Since 1987, Mr. Hoeh has practiced law in Perry
County, Missouri, including serving as the County's Prosecuting Attorney.

Meetings and Committees of the Board of Directors

      Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met six times in fiscal 1997. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Company's directors were not paid a fee for serving on the Company's Board during fiscal 1997.

      The Board of Directors of the Company has standing Stock Compensation,
Audit and Executive Committees.

      The Stock Compensation Committee is responsible for administering the Stock Option Plan and MRP. The Committee is composed of Directors Vogel and
Young.  This Committee met once during fiscal 1997.

      The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors.
The review includes a detailed discussion with the auditors and recommendation to the full Board concerning any action to be taken regarding the audit. The entire Board of Directors acts as the Audit Committee, which met once during fiscal 1997.

      The Executive Committee of the Board of Directors generally acts in lieu of the full Board of Directors between board meetings. The members of this Committee are Chairman Rozier and any two directors of the Company. This
Committee did not meet during the fiscal year ended September 30, 1997.

      The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company.
Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting.

      Meetings and Committees of the Bank. The Bank's Board of Directors meets monthly and may have additional special meetings as necessary. The Board of Directors met 12 times during the year ended September 30, 1997. During fiscal
1997, no director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served. All directors are paid fees of $725 per month. Board members receive no additional fees for attendance of Committee meetings.

      The Bank's Board has standing Audit and Executive committees.

      The Audit Committee is composed of the entire Board of Directors.  The
Audit Committee is responsible for reviewing the Bank's accountant's actions.
This Committee met once during the year ended September 30, 1997.

      The Executive Committee generally acts in lieu of the full Board of Directors between Board meetings. The members of this Committee are Chairman
Rozier and any two directors of the Bank.  This Committee met in fiscal 1997.


Executive Compensation

      The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

      The following table sets forth information regarding compensation paid by the Bank to its Chief Executive Officer for services rendered during the fiscal year ended September 30, 1997. No other executive officer made in excess of $100,000 (salary plus bonus) during the fiscal year ended September 30, 1997.



SUMMARY COMPENSATION TABLE

Annual Compensation                                      Long-Term
                                                  Compensation Awards


                                                Restricted
                                                 Stock    Options/  All Other
Name and Principal                               Awards     SARs    Compensation
Position                     Salary     Bonus
                       Year    ($)(1)    ($)       ($)      #        ($)(3)
Leo J. Rozier,
President and
Chief Executive
Officer
                       1997  $130,404   $4,959   $   ---    ---      $2,851
                       1996   125,850   $4,723   $149,870  21,411    $3,573
                       1995   119,652   $4,498       ---    ---      $4,572
_____________________

 (1) Includes $7,650 in board fees paid in fiscal 1995, $8,250 in board fees paid in fiscal 1996 and $8,625 in board fees paid in fiscal 1997.
 (2) As of December 12, 1996, the value of the 8,564 shares of Common Stock awarded to Mr. L. Rozier under the Company's Management Recognition and Retention Plan (MRP), based upon the average of the closing bid and asked price of $17.50 per share of the Common Stock as reported on the Nasdaq SmallCap Market on such date. As of September 30, 1997, the 6,852 restricted Shares of Common Stock awarded Mr. Rozier under the MRP held an aggregate value of $148,603 based on the average of the bid and ask price as reported on the Nasdaq SmallCap Market on such date.
 (3) Includes life insurance and health insurance and accidental death premiums paid by the Bank on behalf of Mr. Rozier.


Employment Agreement

      The Bank has entered into an employment agreement with Leo J. Rozier for a three year term. The employment agreement provides for an annual base salary as determined by the Board of Directors, but not less than Mr. Rozier's then current salary of $117,600. Salary increases are reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment contract provides for an automatic extension for one additional year by the Board of Directors at the end of each year. The contract provides for termination upon the employee's death, for cause or upon certain events specified by OTS regulations. The employment contract is terminable by the employee upon 90 days' notice to the Bank. The employment contract provides for payment to the employee, in the event there is a change in control of the Company or the Bank, as defined in such agreement, where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the remaining salary payable under the contract, plus a termination payment equal to 299% of Mr. Rozier's "base compensation" as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the
"Code"), provided that total payments under the agreement may not exceed three times the employee's annual salary or an amount that would cause certain adverse tax consequences to the Bank and the employee under Section 280G of the Code.
Assuming a change in control were to take place as of September 30, 1997, the aggregate amounts payable to Mr. Rozier pursuant to this change in control provision would be approximately $352,800. The contract provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. This employment contract may be deemed to have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Bank.


Certain Transactions

      The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences. All such loans to directors and executive officers are required to be made in the ordinary course of business and on the same terms,including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility. Loans to employees (other than executive officers) are made at reduced interest rates which are one-half percent per annum off the stated rates for customers, with a waiver of any initial service charge. However, should the employee voluntarily leave the employment of the Bank, the interest rate would return to the regular rate at the time of departure. At September 30, 1997, the Bank's loans to directors, executive officers, employees and members of their immediate families totaled $261,401 or 1.6% of the Company's stockholders' equity.

      All loans by the Bank to its executive officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Federal law prohibits a savings association from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public.

      At September 30, 1997, the Bank had the following loans to its directors, executive officers and their affiliates whose aggregate indebtedness exceeded
$60,000 at any time since July 1, 1991.

                                           Largest Amount
                                         Outstanding
                               Type        Since          Balance at
                      Date of   of      September 30,  September 30,  Interest
Name and Position      Loan    Loan          1993           1997        Rate
Thomas L. Hoeh,       4/18/94  Mortgage    $195,000       $173,000      8.25%
Director

Stephen C. Rozier(1)
Director, Assistant
Vice President and
Assistant Secretary   3/15/96  Mortgage     82,500           79,700     7.15
                      9/25/96  Mortgage      9,000            8,701     8.00

    (1)     Stephen C. Rozier is the son of Leo Rozier.


      Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, with the exception of a late filing by Stephen C. Rozier of his initial Form 3, which omission was subsequently corrected.



              II -- RATIFICATION OF THE APPOINTMENT OF AUDITORS


      The Board of Directors has renewed the Company's arrangement with Michael Trokey & Company, P.C. to be its auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Company's stockholders.
A representative of Michael Trokey & Company, P.C. is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.


      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF MICHAEL TROKEY & COMPANY, P.C.
AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.


                            STOCKHOLDER PROPOSALS


      In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 14 North
Jackson Street, Perryville, Missouri 63775, no later than August 24, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


OTHER MATTERS


      The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement.
However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

      The cost of solicitation of proxies will be borne by the Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Regan &
Associates, Inc. to assist the solicitation of proxies, for a fee estimated to be approximately $3,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


                                   BY ORDER OF THE BOARD OF DIRECTORS




                                   Leo J. Rozier
                                   President and Chief Executive Officer

Perryville, Missouri
December 22, 1997
